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Exhibit 10.3

                         , 2005

Cold Spring Capital Inc.
51 Locust Avenue, Suite 302
New Canaan CT 06840

Ferris, Baker Watts, Inc.
100 Light Street, 8th Floor
Baltimore, MD 21202

Re: Initial Public Offering

Gentlemen:

        The undersigned officer and director and stockholder of Cold Spring Capital Inc. ("Company"), in consideration of Ferris, Baker Watts, Inc. ("FBW") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

        1.     If the Company solicits approval of its stockholders of an Initial Transaction, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

        2.     The undersigned will escrow his Insider Shares until six months after the consummation of an Initial Transaction subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

        3.     In the event that the Company fails to consummate an Initial Transaction within 18 months from the effective date of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund (as defined in the Letter of Intent) with respect to his Insider Shares and waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Fund and will not seek recourse against the Trust Fund for any reason whatsoever.

        4.     The undersigned acknowledges and agrees that the Company will not consummate any Initial Transaction which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to FBW that the Initial Transaction is fair to the Company's stockholders from a financial perspective.

        5.     Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates an Initial Transaction.

        6.     The undersigned's biographical information furnished to the Company and FBW is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the Company and FBW is true and accurate in all respects. The undersigned represents and warrants that:

  (a)
  he is not subject to or a respondent in any legal action for, any injunction cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

  (b)
  he has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

  (c)
  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        7.     The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a director of the Company.

        8.     Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Initial Transaction.

        9.     The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to FBW and its legal representatives or agents (including any investigative search firm retained by FBW) any information they may have about the undersigned's background and finances ("Information"), purely for the purposes of the Company's IPO (and shall thereafter hold such information confidential). Neither FBW nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

        10.   As used herein, (i) an "Initial Transaction" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating business, one or more portfolios of financial assets (including consumer and/or mortgage loans) or one or more real estate assets, or a series of such transactions, that has a fair market value of at least 80% of the Company's net worth at the time of such transaction; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first written above.

Evan E. Binder

[SIGNATURE PAGE TO LETTER AGREEMENT]

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  Exhibit 10.3